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                                                                  Exhibit 24.5


                      CONSENT OF A.G. EDWARDS & SONS, INC.


We consent to the reference to A.G. Edwards & Sons, Inc. and to A.G. Edwards & Sons, Inc. fairness opinion dated September 19, 1997 in the Registration Statement of Patina Oil & Gas Corporation.


                                    By:    /s/Douglas E. Reynolds
                                    Name:  Douglas E. Reynolds
                                    Title: Vice President - Investment Banking


St. Louis, Missouri
Date:  October 15, 1997